Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-34451, No. 33-53010, No. 33-65061, No. 333-06503, No. 333-06505, No. 333-06507, No. 333-06511, No. 333-90323, No. 333-31294, No. 333-55068, No. 333-61822, No. 333-62604, No. 333-74890, No. 333-96663, No. 333-104532, No. 333-104533, No. 333-105059, No. 333-107778, No. 333-112514, No. 333-115638, No. 333-115639, 333-126571, and 333-126576) and the Registration Statements (Forms S-3 No. 333-33708, No. 333-36556, No. 333-83934, No. 333-100337, No. 333-100399, No. 333-100400, No. 333-101041, No. 333-105060, No. 333-107191, No. 333-107776, No. 333-107777, No. 333-108560, No. 333-109593, No. 333-112783, No. 333-118687, 333-120548, 333-124318, 333-127727, 333-128186, and 333-130928) of our report dated March 12, 2004, with respect to the consolidated financial statements of Zix Corporation for the year ended December 31, 2003 included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Dallas, Texas
March 13, 2006